UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12



                            PORTLAND BREWING COMPANY
                (Name of Registrant as Specified in its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Dear Fellow Shareholders:

The annual shareholders' meeting has been scheduled for Saturday, September 13, 2003 at 10:30 A.M. at the Portland Brewing Company, in conjunction with our annual Oktoberfest. The Oktoberfest begins on September 12 and closes Sunday night, September 14. I hope you can all attend this celebration of great beer and wonderful music.

We do live in interesting times. As the U.S. economy struggles on, our state is leading the league in unemployment. A large increase in the state beer tax was proposed to help the state with funding of important programs. At this time, it does not appear that a tax which would be damaging to our industry will pass, but we won't know for certain until the congressional session is closed. Inexplicably, a bill allowing "malternatives," liquor branded coolers, to continue to be taxed as beer and sold in grocery stores was passed, even though the federal government has determined that they are as much as 98% distilled alcohol. Consumer support for the category seems to be waning anyway, which should make more room in the stores for real beer. Our principal competition remains larger craft brewers both in and out of state. We have answered this with improved packaging and products. Mac's Amber is now dry-hopped for aroma. BlackWatch and Highlander are both excellent beers in their own right, and we are starting to see the results. The entire MacTarnahan's branding initiative including The MacTarnahan Single Malt is paying off as we hoped it would.

Sales for the first half-year were a bit slow, but picked up in July and August looks to be a good month as well. The Taproom continues to be a real winner. Though the restaurant business can be challenging, ours has good trends and continues to be a profitable and very popular part of our business.

This time of year many of us play golf and participate in outdoor activities, and since our canned beer fits right in with these activities, we're seeing great additional sales of this package in places where bottles cannot be sold.

We have a wonderful group of loyal and dedicated employees here and all continue to put their best efforts into creating success. Of course it has been invaluable to have the backing of Mac and Scott MacTarnahan, whose faith in us has been unwavering. We have more irons in the fire right now than ever before, with new distribution, new beers and additional export potential and I can only feel optimistic about the future of this company. Thanks for your continuing support.

Cheers,


/s/ FRED BOWMAN
------------------
Fred Bowman
President

                            PORTLAND BREWING COMPANY
                               2730 NW 31ST AVENUE
                             PORTLAND, OREGON 97210


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            -------------------------



NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Portland Brewing Company, an Oregon corporation (the "Company"), will be held on Saturday, September 13, 2003, at 10:30 a.m., local time, at the Company's offices, 2730 NW 31st Avenue, Portland, Oregon, 97210, for the following purposes:

         1. To elect nine Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified (Proposal No. 1);

         2. To ratify the appointment of Moss Adams LLP as independent accountants for the Company for the fiscal year ending December 31, 2003 (Proposal No. 2); and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on August 4, 2003 as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournments thereof. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


                                         By Order of the Board of Directors


                                         /s/ FREDERICK L. BOWMAN
                                         Frederick L. Bowman
                                         President, Secretary and Treasurer


Portland, Oregon
August 15, 2003

YOUR VOTE IS IMPORTANT WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY, IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                            PORTLAND BREWING COMPANY
                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 13, 2003
                                 ---------------

                                  INTRODUCTION


GENERAL

This Proxy Statement, the accompanying 2002 Annual Report on Form 10-KSB, the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, and a letter to the shareholders of Portland Brewing Company (the "Company") are being furnished as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held on Saturday, September 13, 2003, at 10:30 a.m., local time, or at any adjournments thereof. At the Annual
Meeting, shareholders will be asked to elect nine members of the Board of Directors, to ratify the appointment by the Board of Directors of Moss Adams LLP as independent accountants for the Company for the fiscal year ending December 31, 2003, and to transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, the 2002 Annual Report on Form 10-KSB, the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, and a letter from the Company are first being mailed to shareholders of the Company on or about August 15, 2003.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

The Board of Directors has fixed the close of business on August 4, 2003 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were 9,855,822 shares of Common Stock outstanding. The presence, in person or by proxy of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE NINE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by the persons named in the proxy.

Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to Fred Bowman, Corporate Secretary, Portland Brewing Company, 2730 NW 31st Avenue, Portland, Oregon 97210, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

In accordance with the Company's Bylaws, as amended, the Board of Directors shall consist of no less than four and no more than nine Directors, the specific number to be determined by resolution adopted by the Board of Directors. The number of directors is currently set at nine. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. In the event that any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a Director.

In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

NOMINEES FOR DIRECTOR

Information with respect to the persons nominated by the Board of Directors to be elected as Directors is set forth below. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders and until a successor has been elected and qualified.


                     NAME OF DIRECTOR                             AGE

                     Peter F. Adams                               59
                     Frederick L. Bowman                          58
                     James W. Linford                             56
                     Robert M. MacTarnahan                        88
                     R. Scott MacTarnahan                         57
                     Keith D. Martin                              72
                     Thomas C. Moir                               60
                     Scott M. Nelson                              35
                     William J. Prenger                           56


PETER F. ADAMS. Mr. Adams was appointed to the Board of Directors in 2001. Mr. Adams is an owner and operating member of Farmington Landfill, L.L.C., a quarry reclamation business. As a private investor, Mr. Adams is an owner and director of companies doing business in several fields including wine-grape vineyard management, wine production and marketing, emergency-vehicle manufacturing, steel casting of construction, mining and aerospace turbine products, and outsourced back office services. Mr. Adams holds an MBA from the University of Oregon. Mr. Adams is a director of ESCO Corporation and is a trustee of the River View Cemetery Association.

FREDERICK L. BOWMAN. Mr. Bowman is a founder of the Company and has been President since May 2002. Mr. Bowman served as Vice President from February 1992 until May 2002. In July 1997, Mr. Bowman was also elected Treasurer and Secretary, and in September 1998, Mr. Bowman was appointed to the Board of Directors. Mr. Bowman serves as corporate liaison to the beer industry and assists in marketing efforts including public relations and the Company's distributor support program. He designed the Company's original products and brewery. Previous to founding Portland Brewing Company, Mr. Bowman was involved in the wholesale automotive industry as both a technician and a district service manager. Mr. Bowman has attended Portland State University, University of Oregon and Oregon State University. In addition, Mr. Bowman attended the Brewing Microbiology and Microscopy course at the Siebel Institute in 1988. He was a member of the founding board of the Oregon Brewers Guild. Mr. Bowman was elected to the Board of Directors of the Brewer's Association of America ("BAA") in 1993 and has continued to serve on the board and several national committees since then. In 2000, Mr. Bowman was recognized with a national award by the BAA. Mr. Bowman is also a member of the Board of Directors and Secretary of the Metropolitan Business Association of Portland.

JAMES W. LINFORD. Mr. Linford was appointed to the Board of Directors in May 2002. Mr. Linford is also an officer of Gardenburger, Inc. Prior to joining Gardenburger, Mr. Linford was Director of Manufacturing for OceanSpray Cranberries, Inc. Mr. Linford started his food career with H.J. Heinz, spending the next 17 years working in engineering, research and operations. He was a member of the Sr. Management team at Ore-Ida and Weight Watchers Food companies. Mr. Linford is a Director on the American Frozen Food Institute Board, has served on the College of Engineering Advisory Board for the University of Idaho, served on various committees for the Northwest Food Processors Association and other food industry associations. Mr. Linford has a degree in Mechanical Engineering from the University of Idaho with graduate studies at Colorado State University.

ROBERT M. MACTARNAHAN. Mr. MacTarnahan has been a Director since July 1985. Mr. MacTarnahan has been a principal in Harmer Company and Black Lake Investments for more than six years. Until October 31, 1999, Mr. MacTarnahan was the president of Honeyman Aluminum Products Company, a manufacturer of hand trucks for the beverage industry, for more than 10 years. He is also active in the promotion of the Company and the Company's MacTarnahan's products are named after him. (See "Certain Relationships And Related Transactions"). Mr. R. Scott MacTarnahan is his son.

R. SCOTT MACTARNAHAN. Mr. MacTarnahan has been a Director since July 1985. Until October 31, 1999, he was the vice president and general manager of Honeyman Aluminum Products Company and has been the vice president and general manager of Harmer Company for more than 12 years. Mr. MacTarnahan received a B.S. in Business Administration from Portland State University in 1968. Mr. Robert M. MacTarnahan is his father.

KEITH D. MARTIN. Mr. Martin has been a director since October 2002. Mr. Martin has extensive experience in operations, marketing, sales and strategic planning. He has held positions in companies ranging in size from start-ups to a Fortune 500 conglamorate. Mr. Martin is currently co-Chief Executive Officer and co-Chief Operating Officer of Precision Wire Components, based in Wilsonville, Oregon. Mr. Martin received a Bachelor's in Management Engineering from Rensselaer Polytechnic Institute in 1952, and a J.D. from the Northwestern School of Law of Lewis & Clark College in 1982. Mr. Martin serves as chairman of the board of a Portland, Oregon CEO forum group.

THOMAS C. MOIR. Mr. Moir was appointed to the Board of Directors in October 2002. He is currently Director of Business and Technology Development of the LMC business unit of Coherent, Inc. He assumed this position following the purchase by Coherent, Inc. of Molectron Detector, Inc. in December of 2002. Mr. Moir had served as President and Chief Operating Officer of Molectron Detector, Inc. for a period of three years preceding the acquisition of Molectron Detector, Inc. Prior to that, Mr. Moir served as President and CEO of the PRIO Corporation, In-Control Solutions, Inc., and Aptec Computer Systems. Mr. Moir received a Bachelor's in Electrical Engineering from Purdue University in 1965, and a Masters in Business Administration from Harvard University in 1967.

SCOTT M. NELSON. Mr. Nelson was appointed to the Board of Directors in October 2002. He has been a Corporate Executive Officer of Roseburg Forest Products Co. since 1997. Mr. Nelson is also a Director (previously Chairman of the Board) of the Riverside Center, a health treatment facility located in Douglas County, Oregon. Prior to joining Roseburg Forest Products, he worked at Arthur Andersen, LLP for seven years in the Audit and Business Consulting divisions. Mr. Nelson received a degree in Business Administration and graduate studies in History and Political Science, both from the University of Portland. Mr. Nelson is a Certified Public Accountant licensed in the State of Oregon.

WILLIAM J. PRENGER. Mr. Prenger was appointed to the Board of Directors in April 2000. He is Senior Vice President of Durham and Bates Agencies, a Portland based regional insurance brokerage firm. Previously, Mr. Prenger was Senior Vice President and Principal of a major international insurance brokerage firm, having held senior management positions in Honolulu and Portland. Mr. Prenger received a B.S. in Business Administration from the University of Oregon in 1968 and completed Stanford University's Executive Program for Smaller Companies in 1989.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company held a total of 4 meetings during 2002 and took action pursuant to 4 unanimous consents. During 2002, each incumbent Director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees of the Board of Directors on which he served.

The Board of Directors has an Audit Committee, an Executive Compensation Committee and a Nominating Committee. The Audit Committee, which consists of Messrs. Prenger, Adams, Nelson and Linford is responsible for overseeing actions taken by the Company's independent accountants and reviews the Company's internal financial controls. The Executive Compensation Committee, which consists of Messrs. R. Scott MacTarnahan and Prenger, is responsible for determining the compensation of the officers of the Company. The Nominating Committee, which consists of Messrs. Robert M. MacTarnahan, Bowman and Prenger is responsible for recommending to the Board of Directors a slate of nominees to be proposed for election at the Annual Meeting of Shareholders. The Company's Nominating Committee will consider recommendations from the Company's shareholders of nominees for the Board of Directors. Presently, the Nominating Committee has no formal procedures for the submission of such recommendations. See "Management - Director Compensation" for certain information regarding compensation of directors. The Audit Committee met 4 times during 2002. None of the other Committees met during 2002.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, the Company's Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                (PROPOSAL NO. 2)

The Board of Directors has selected Moss Adams LLP, independent accountants, to audit the financial statements of the Company for the year ending December 31, 2003, subject to ratification by the shareholders.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Moss Adams LLP to audit the books and accounts of the Company for the year ending December 31, 2003. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

A representative of Moss Adams LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of his firm if such representative so desires, and will be available to respond to any appropriate questions of any shareholder. Moss Adams LLP was the Company's independent accountants for the year ended December 31, 2002.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. If a quorum is present the Company's Bylaws provide that ratification of this proposal will be approved if the votes cast by the shareholders entitled to vote favoring the ratification exceeds the votes cast opposing the ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of the outcome of this proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of voting equity securities of the Company as of August 4, 2003 as to
(i) each person who is known by the Company to own beneficially 10% or more of the outstanding shares of such class of voting equity securities of the Company, (ii) each of the three most highly compensated officers and (iii) all Directors and officers as a group. Except as otherwise noted, the Company believes the persons listed below have sole investment and voting power with respect to the voting equity securities owned by them.

                                                                                             SERIES A
                                                        COMMON STOCK                     PREFERRED STOCK
                                                  --------------------------      -------------------------------
                                                     SHARES      PERCENT OF           SHARES        PERCENT OF
         NAME OF BENEFICIAL OWNER OR              BENEFICIALLY     SHARES          BENEFICIALLY       SHARES
         NUMBER OF PERSONS IN GROUP                 OWNED (1)    OUTSTANDING         OWNED (1)      OUTSTANDING
         --------------------------               ------------- ------------      --------------- ---------------
      Shareholder Group - Voting Trust (5)            7,316,062     74.1  %               5,770           100  %

      Shareholder Group - Adams Parties
        And Voting Trust (6)                          7,316,062     74.1                  5,770           100

      Robert M. MacTarnahan (5) (6)                   7,316,062     74.1                  5,770           100

      R. Scott MacTarnahan (5) (6)                    7,316,062     74.1                  5,770           100

      Peter F. Adams (5) (6)                          7,316,062     74.1                  5,770           100

      Frederick L. Bowman (2) (3)                        95,445        *                      -             -

      Jerome M. Chicvara (2) (7)                         50,000        *                      -             -

      Mark L. Carver (2) (8)                             29,100        *                      -             -


      All Officers and Directors as a group,
      (11 persons)  (4) (5) (6)                       7,500,657     75.0  %               5,770           100  %

* Represents beneficial ownership of less than 1% of the outstanding Common
Stock.

(1) Beneficial ownership includes voting power and investment power with respect to shares and includes shares issuable upon the exercise of outstanding stock options and warrants.

(2) The business address for these individuals is 2730 NW 31st Avenue, Portland, Oregon 97210.

(3) Includes 44,445 shares owned individually by Mr. Bowman, 28,000 shares which may be purchased for $0.54 per share upon exercise of incentive stock options held by Mr. Bowman, and 23,000 shares which may be purchased for $0.59 per share upon exercise of incentive stock options granted to Mr. Bowman on February 22, 2001 and vested on February 22, 2002.

(4) Includes 141,000 shares which may be purchased for prices ranging from $0.54 to $5.33 per share, upon exercise of stock options and warrants held by all Directors and officers, as a group.

(5) The members of the MacTarnahan Portland Brewing Company Voting Trust (the "Voting Trust") are members of a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 ("34 Act"). The members of the Voting Trust are: the Voting Trust, R. Scott MacTarnahan, Jean MacTarnahan, Andrea J. MacTarnahan, Sara M. Whitworth, Black Lake Investments, LLC, the MacTarnahan Limited Partnership, Harmer Mill & Logging Supply Co., The MacTarnahan Family Trust, the R.M. MacTarnahan Trust, and the Ruth A. MacTarnahan Trust. The Trustee of the Voting Trust is Robert M. MacTarnahan. The business address for each of the foregoing parties is: 11270 SW Lynnridge Ave Portland, OR 97225. Pursuant to Rule 13d-5 promulgated under the 34 Act, the group is deemed to beneficially own all shares of the Company which are beneficially owned by any member of the group and therefore the group beneficially owns 4,702,030 shares of Common Stock, which includes options to purchase 12,000 shares of Common Stock, and 2,885 shares of Series A Preferred Stock, which is the total number of shares and options deposited into the Voting Trust by its members. In addition, the Voting Trust is a member of a separate "group" (see footnote 7) and is deemed to beneficially own an additional 2,614,032 shares of Common Stock and 2,885 shares of Series A Preferred Stock. Therefore, each member of the Voting Trust is deemed to own 7,316,062 shares of Common Stock and 5,770 shares of Series A Preferred Stock.

(6) The Voting Trust, Charles A. Adams, Electra Partners, Inc. (17675 SW Farmington Road, PMB #470 Aloha, Oregon 97007), the Charles A. Adams Family Trust (4047 SW Shattuck Road, Portland, OR 97221), Katherine McBride Adams (fka Katherine Maxwell Adams) (2636 NE 11th Ave., Portland, OR 97212), Charles F. Adams III (4923 SW Lowell, Portland, OR 97221), and Karban Development Corporation (17675 SW Farmington Road, PMB #470 Aloha, Oregon 97007) are parties to a Voting Agreement dated July 27, 2001 and therefore are members of a "group" as that term is used in Section 13(d)(3) of the 34 Act. Peter F. Adams (17675 SW Farmington Road, PMB #470 Aloha, Oregon 97007) is also a member of the group. Pursuant to Rule 13d-5 promulgated under the 34 Act, the group is deemed to beneficially own all shares of the Company which are beneficially owned by any member of the group and therefore the group beneficially owns 7,316,062 shares of Common Stock, which includes options to purchase 12,000 shares of Common Stock, and 5,770 shares of Series A Preferred Stock.

(7) Includes 50,000 shares which may be purchased for $0.59 per share upon exercise of incentive stock options granted to Mr. Chicvara on February 22, 2001, and which became exercisable on February 22, 2002.

(8) Includes 1,100 shares owned individually by Mr. Carver and 28,000 shares which may be purchased for $0.54 per share upon exercise of incentive stock options held by Mr. Carver.

                          OPTIONS, WARRANTS AND RIGHTS

The following table sets forth certain information regarding outstanding options and warrants to purchase shares of Common Stock of the Company as of August 4, 2003 as to (i) each person who is known by the Company to own beneficially 10% or more of the outstanding shares of the Company's Common Stock, (ii) each of the three most highly compensated officers and (iii) all Directors and officers as a group.

                                     NUMBER OF SHARES OF COMMON STOCK
                                          CALLED FOR BY OPTIONS
NAME OF  HOLDER                                AND WARRANTS              EXERCISE PRICE        DATE OF EXERCISE
--------------------------------        ----------------------------    -----------------     -------------------
Shareholder Group - Voting Trust (1)                12,000                   $5.333                 (2)
Shareholder Group - Adams Parties
  And Voting Trust (1)                              12,000                   $5.333                 (2)
Robert M. MacTarnahan (1)                           12,000                   $5.333                 (2)
R. Scott MacTarnahan (1)                            12,000                   $5.333                 (2)
Peter F. Adams                                      12,000                   $5.333                 (2)
Frederick L. Bowman                                 51,000                   $0.54                  (3)
Jerome M. Chicvara                                  50,000                   $0.59                  (4)
Mark L. Carver                                      28,000                   $0.54                  (5)

All Directors and officers as a group,
(11 persons)                                       141,000                $0.54-$5.33               (6)

(1) As noted in Security Ownership of Certain Beneficial Owners and Management, Footnotes 6 and 7, each of these holders are members of a "group" as that term is used in Section 13(d)(3) of the 34 Act. Pursuant to Rule 13d-5 promulgated under the 34 Act, the group is deemed to beneficially own all shares of the Company which are beneficially owned by any member of the group and therefore the group beneficially owns 12,000 shares of Common Stock which may be acquired under outstanding options, as noted in the table above.

(2)  Options are currently exercisable.

(3) Options to purchase 8,000 shares of Common Stock issued to Mr. Bowman in January 1996 at $7.00 per share were repriced in May 1999 to $0.54 per share. [See "Executive Compensation-Incentive Stock Option Repricing"]. Additionally, in May 1999, Mr. Bowman was granted options to purchase 20,000 shares Common Stock at $0.54 per share. 28,000 of Mr. Bowman's outstanding options became exercisable on May 20, 2000. In addition, options to purchase 23,000 shares of Common Stock were issued to Mr. Bowman in February 2001 at $0.59 per share. These options became exercisable on February 22, 2002.

(4) Options to purchase 50,000 shares of Common Stock issued to Mr. Chicvara in February, 2001 at $0.59 per share. All of Mr. Chicvara's outstanding options became exercisable on February 22, 2002.

(5) Options to purchase 28,000 shares of Common Stock issued to Mr. Carver in July 1993 at $3.33 per share were repriced in May 1999 to $0.54 per share. [See "Executive Compensation-Incentive Stock Option Repricing"]. All of Mr. Carver's outstanding options became exercisable on May 20, 2000.

(6) As of August 4, 2003, options to purchase 141,000 shares of Common Stock were exercisable.


                                   MANAGEMENT


     NAME                        AGE         POSITION(S) WITH COMPANY
     ----                        ---         ------------------------
     Fredrick L. Bowman           58         President, Chairman of the Board,
                                             Secretary and Treasurer
     Jerome M. Chicvara           51         Chief Executive Officer
     Mark L. Carver               50         Vice President, Sales


For information on the business background of Mr. Bowman, see "Nominees for Director" above.

MARK L. CARVER. Mr. Carver has been Vice President, Sales since September 1999, and served as National Off-Premise Sales Manager and National Account Manager from 1995 until September 1999. Mr. Carver joined the Company in 1991. Prior to that, Mr. Carver worked at the wholesale distributor level for 13 years with Pepsi Cola and Columbia Distributing in the Portland, Oregon market. Mr. Carver received his Bachelor of Science Degree in 1975 from the University of Oregon.

JEROME M. CHICVARA. Mr. Chicvara was appointed Chief Executive Officer in May 2002. Mr. Chicvara served as Executive Vice President from February 2001 to May 2002, and was a director from June 2000 to February 2001. He is a twenty-year veteran of the beer and wine industry, and has delivered many keynote speeches to the industry in his role as industry pioneer and visionary. He spent the first seven years of his beverage career learning the wholesale trade as a Sales Executive. In 1987, Mr. Chicvara co-founded the Full Sail Brewing Company and served as Director of Sales & Marketing. His guidance assisted the company as it pioneered Oregon's first microbeer in a bottle. Mr. Chicvara was founding President of the Oregon Brewer's Guild, an association committed to quality brewing techniques in Oregon's vast microbrew industry. In 1999, Mr. Chicvara sold his equity in Full Sail and joined Saxer Brewing/Nor'Wester Beer as VP Marketing & Sales. Mr. Chicvara joined Portland Brewing Co. in April 2000. He holds a Bachelor of Communications from Evergreen State College.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table sets forth information regarding all cash compensation earned by each of the three most highly compensated officers and all officers as a group for the year ended December 31, 2002.

                                     CAPACITIES IN WHICH                                  AGGREGATE
     NAME                            REMUNERATION WAS RECEIVED                            REMUNERATION
     ----                            -------------------------                            ------------
     Frederick L. Bowman             President, Principal Accounting Officer              $     60,460
     Mark L. Carver                  Vice President, Sales                                $     81,315
     Jerome M. Chicvara              Chief Executive Officer                              $     66,260
     All officers as a group (4                                                           $    212,452
     persons)

INCENTIVE STOCK OPTION PLAN. In October 1992, the shareholders of the Company approved the Company's Incentive Stock Option Plan ("ISOP"). The ISOP is administered by the Company's Board of Directors and provides for grants to officers and employees of options to acquire shares of the Company's Common Stock, subject to the limitations set forth in the ISOP. The ISOP was amended in December 1998 to increase the number of shares available for issuance thereunder from 163,500 to 400,000. Pursuant to the ISOP, the granting of options is at the discretion of the Board of Directors, and it has the authority to set the terms and conditions of the options granted, including the option exercise price which must be a price equal to at least 100% of the fair market value of the subject shares of Common Stock at the time the option is granted. As of December 31, 2002, options covering 212,300 shares of the Company's Common Stock were outstanding under the ISOP.

INCENTIVE STOCK OPTION REPRICING. The Company maintains its ISOP to provide incentives to the Company's key employees to exert their best efforts on behalf of the Company. In 1999, the Company noted that there was a significant difference between the exercise prices of stock options held by its employees and the market value of the underlying stock, which results in options providing little incentive. The Board of Directors determined that establishing new, shorter term options, based on pricing which more closely reflects the underlying stock price, was crucial to obtaining and retaining its personnel. Accordingly, in May 1999, options to purchase 118,800 shares of Common Stock at prices ranging from $3.33 to $7.00 per share were repriced and regranted on different terms, of which options to purchase 72,000 shares were held by executive officers of the Company. Repriced options to purchase 82,800 shares were issued at an exercise price of $0.54 per share and repriced options granted to Mr. Charles A. Adams, a former officer and director of the Company, to purchase 36,000 shares were issued at an exercise price of $0.594 per share. All of the repriced options became exercisable on May 20, 2000. In 2001, options to purchase 73,000 shares at $0.59 per share were issued to certain officers of the Company. In 2002, no options were issued.

RESTATED CASH INCENTIVE PLAN. The Company may award its officers and employees, under its Restated Cash Incentive Plan ("the Plan"), bonuses in an amount up to 10 percent (10%) of net operating profits before taxes. Awards under the Plan will be allocated among the officers and employees in accordance with the provisions of the Plan at the discretion of the Board of Directors. No amounts were awarded in 2001 or 2002 under the Plan.

NON-QUALIFIED STOCK OPTION PLAN. In August 1994, the Board of Directors adopted the 1994 Non-Qualified Stock Option Plan ("NQSOP"). The NQSOP is administered by the Board of Directors and provides for grants to officers, employees, directors and consultants of options to acquire up to 45,000 shares of the Company's Common Stock at an exercise price of at least 85% of the fair market value of the subject shares of Common Stock at the time the option is granted. The granting of options is at the discretion of the Board of Directors. As of December 31, 2002, options covering 13,500 shares of the Company's Common Stock were outstanding under the NQSOP.

DIRECTOR COMPENSATION

Directors receive no cash compensation for serving on the Board of Directors. Robert M. MacTarnahan, R. Scott MacTarnahan, and Howard M. Wall, a former director of the Company, have been granted options under the Company's Non-Qualified Stock Option Plan ("NQSOP"). As of December 31, 2000, options to purchase 13,500 shares of the Company's Common Stock at $5.3333 per share are outstanding under the NQSOP. No options were granted under the NQSOP in 2002.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SAXER BREWING COMPANY ASSET PURCHASE

On January 31, 2000, the Company purchased brands and certain equipment from Saxer Brewing Company for 900,000 shares of the Company's common stock, $150,000 cash and a three year agreement to pay certain amounts based on barrel sales of the Saxer and Nor'Wester brands, such amount secured by the Saxer and Nor'Wester brands. In connection with the purchase, Mr. Goebel, a majority shareholder of Saxer Brewing Company, was appointed to the board of the Company. Also in connection with the purchase, the Company and Mr. Goebel entered into a consulting agreement under which Mr. Goebel provided consulting services to the Company relating to brand management and marketing, for $4,500 per month. The consulting agreement terminated on May 31, 2000, and was not extended. In connection with the purchase, Charles A. Adams, the Charles A. Adams Family Trust, Electra, and Mr. Adams' children and Mr. and Mrs. Robert M. MacTarnahan and their children and certain entities controlled by them entered into a voting agreement. The Voting Agreement was terminated in March 2001. In February 2001, Mr. Goebel resigned from the Board of Directors. In 2002, the amount paid based on barrel sales was $35,000.

HARCO PRODUCTS, INC. LEASE AGREEMENT

In connection with the purchase of Harco, the Company entered into a lease with MacTarnahan, an entity controlled by two directors of the Company for approximately 5,600 square feet of space in which Harco operates. Rent under the lease is $2,500 per month and the term of the lease is five years, and can be terminated upon 60 days notice by the Company.

Also in connection with the purchase of Harco, the Company and Mr. R. Scott MacTarnahan entered into a consulting agreement under which Mr. MacTarnahan will provide consulting services to the Company for $2,500 per month. The consulting agreement will terminate upon 30 days notice by the Company or Mr. MacTarnahan.

LEASE AGREEMENT WITH L & L LAND COMPANY

In May 1999, the Company entered into a lease of approximately 30,100 square feet of space (the "lease") located in the warehouse and office building commonly known as 2750 N.W. 31st Avenue, Portland, Oregon (the "Adjacent Building"). The Adjacent Building is owned by L & L Land Company (a general partnership consisting of Howard M. Wall, a former director of the Company, and his wife, Patricia Wall). The term of the lease is 5 years, with one option to extend the term until June 14, 2008. Rent under the lease is $12,000 per month. In addition, the Company agreed to pay, as additional rent, the real property taxes for and to insure the Adjacent Building and to be responsible for certain types of maintenance and repairs. The lease contains a first opportunity to purchase the Adjacent Building. The lease is guaranteed by Robert M. MacTarnahan and Charles A. Adams. As part of the lease transaction, L & L Land Company reimbursed the Company for $218,000 for its costs in constructing the shipping dock. In connection with the lease, the Company entered into a sublease with Power Transmission Products, Inc. of approximately 13,000 square feet of office and warehouse space and a portion of the parking lot. The term of sublease is one year, with a one-year renewal and rent is $4,974 per month, plus $365 per month for real property taxes, plus payment of utilities, insurance and interior maintenance. In March 2000, the Company reduced the amount of subleased space from 13,000 square feet to approximately 8,000 square feet. This reduction in subleased space has reduced the month-to-month rental income from $4,974 per month to $3,168 per month. The terms of the lease and sublease were determined to be fair to the Company and approved by all members of the Board of Directors, except Mr. Wall, who abstained.

LICENSE AGREEMENT WITH ROBERT M. MACTARNAHAN

In July 1994, the Company entered into a License Agreement ("License Agreement") with Robert M. MacTarnahan, a director of the Company, and Harmer, a company controlled by Mr. and Mrs. Robert M. MacTarnahan. Pursuant to the License Agreement, (i) Mr. MacTarnahan conveyed to the Company the right to use his surname and its variation "MacTarnahan" as a Company trademark, and (ii) the Company has been granted an exclusive worldwide license to use Mr. MacTarnahan's likeness, image and other personal attributes to promote the sale of the Company's products, merchandise, and related materials. The license expires on December 31, 2093. In consideration of the license grant, the Company must pay a royalty of $1.00 per barrel of MacTarnahan's Scottish Style Amber Ale sold by the Company for the term of the license. The Company has the right to terminate the License Agreement on 30-days' written notice and the license may also terminate under other conditions as specified in the License Agreement. In the event the license is terminated or terminates, the Company must assign its rights to the trademark "MacTarnahan" and the above variations to Mr. MacTarnahan. On January 15, 2002 the License Agreement was extended to include monthly royalty payments at $1 per barrel for MacTarnahan's Blackwatch Cream Porter and MacTarnahan's Highlander Pale Ale sales effective January 1, 2002. Royalties paid per the License Agreement for 2002 and 2001 were $23,578 and $22,030 respectively, based on the sale of 23,578 and 22,030 barrels, respectively. Effective January 1, 2002, Harmer assigned its rights under the License Agreement, including the right to receive royalties, to Black Lake Investments, LLC, a company controlled by Robert M. MacTarnahan and R. Scott MacTarnahan. Effective July 1, 2002, the License Agreement was extended to include monthly royalty payments at $1 per barrel for MacTarnahan's IPA and Mac Frost.

LEASE AGREEMENT WITH CLAN ASSOCIATES AS TENANTS-IN-COMMON

The Company leased approximately 15,000 square feet for parking at $0.10/sq. ft. from Clan Associates under an oral agreement beginning in April 2000 for $1,500 per month. Clan Associates was a tenancy in common between Electra and Harmer. The terms of the lease were determined to be fair to the Company and approved by all disinterested members of the Board of Directors. This property was contributed to PBB LLC and was sold to the Company in August 2001, and this lease agreement was terminated. [See "Recapitalization/PBB, LLC Lease" below].

LEASE AGREEMENT WITH GREENSTEAD = ACCOUNTING RESOURCE

The Company leases approximately 1,520 square feet of office space at the Company's facility located at 2750 NW 31st Avenue to Greenstead = Accounting Resource ("Greenstead") under the terms of a Services Agreement dated December 1, 2001 between Greenstead and the Company. Greenstead is owned by affiliates of Charles A. Adams, a former director and officer of the Company, and Peter F. Adams, a current director of the Company. The rent is $950 per week.

RECAPITALIZATION/PBB LLC LEASE

Effective as of July 31, 2001, the board of directors ratified, confirmed and adopted a recapitalization/reorganization plan for the Company which included the following elements: (a) re-forecasting and re-sizing the current operations;
(b) refinancing and increasing the revolving loan with Western Bank; (c) issuing common stock for the contribution of certain real property; (d) issuing common stock for the contribution of the brewery land, building and related equipment, and assumption of debt related to the brewery; and (e) re-financing the Company's term debt. The purposes of the recapitalization/reorganization plan were to obtain and stabilize short-term and long-term financing, lower operating costs and acquire capital assets which could be sold or used as collateral. Since the various transactions involved affiliates of the Company, the plan and certain transactions were approved by the board of directors after full disclosure of the material facts and determinations that the transactions were fair to the Company.

The  Company   re-forecasted   and  re-sized  the  current   operations  by  (a)
discontinuing certain brands while continuing to increase its focus on its flagship "MacTarnahan's Scottish Style Amber Ale" and its family of unique brands; (b) down-sizing and implementing cost reductions; (c) outsourcing its accounting functions to Greenstead = Accounting Resource ("Greenstead"); and (d) restructuring its marketing and sales department. Greenstead is owned by affiliates of Peter F. Adams.

Effective August 1, 2001, the Company entered into a $1,200,000 revolving line of credit ("Revolving Line") with Western Bank which expires on August 1, 2003 and replaced the existing $1,000,000 revolving line with Western Bank. At December 31, 2002 and December 31, 2001, $962,359 and $617,300 were outstanding, respectively. The Revolving Line is secured by a first lien on the Company's accounts receivable and inventory and is guaranteed by certain shareholders. Interest is payable monthly at a floating per annum rate of 1% above the prime rate published in the Wall Street Journal (Western Edition) (5.25% at December 31, 2002). The Revolving Line contains certain covenants including restrictions on additional indebtedness and payment of dividends without the permission of the lender. The Company was in compliance with all covenants at December 31, 2002.

On August 9, 2001, Portland Brewing Building, L.L.C. ("PBB LLC") and Electra Partners Inc. ("Electra") contributed to the Company approximately 1.5 acres consisting of a parking lot and a 16,000 square foot building located between 29th and 30th on Industrial Avenue ("Parking Lot") in exchange for 3,472,560 shares of its common stock valued at $.25 per share. The Parking Lot was valued by using the ad valorum property tax assessment. The members of PBB LLC at the time of the transaction were the MacTarnahan Limited Partnership ("MacTarnahan"), Harmer Mill & Logging Supply Co. ("Harmer") and Electra. MacTarnahan and Harmer are owned by affiliates of Robert M. MacTarnahan and R. Scott MacTarnahan. Electra is owned by affiliates of Charles A. Adams and Peter
F. Adams. On August 16, 2001, the Company sold the Parking Lot to an unrelated third party for $1,150,000 in cash and a 15-year easement to use 25 parking spaces without cost. The purchase price for the Parking Lot was determined through arms-length negotiations between the Company and the purchaser. The proceeds of the sale were used to reduce term debt and provide working capital.

On September 14, 2001, Western Bank and the Company entered into an unsecured loan for $182,741. This loan replaced the loan between Western Bank and PBB LLC, and was made in preparation for a transfer of certain real property and associated personal property (the "Brewery Property"). This loan is guaranteed by several of the Company's shareholders. On October 12, 2001, PBB LLC contributed the Brewery Property to the Company in exchange for 1,382,748 shares of common stock, valued at $.25 per share, and the Company's assumption of indebtedness in the amount of $1,256,701 (which consists of the unsecured Western Bank loan described above, and indebtedness to Capital Crossings Bank) and secured by certain real and personal property. The real property was valued based on the ad valorum property tax assessment while the value of the personal property was determined by using PBB LLC's net book value.

On November 1, 2001, the Company replaced its Western Bank term debt (due in November 2001) with a new term loan of $1,700,000 from MacTarnahan ("MacTarnahan Term Loan"). The MacTarnahan Term Loan is a three year facility, secured with the Company's personal property (priority is subject to existing liens). Interest is payable monthly at a floating per annum rate of 1.25% above the prime rate published in the Wall Street Journal (Western Edition) (6.00% at December 31, 2001). Principal payments of not less than $15,000 are payable monthly and two additional principal payments of not less than $35,000 are payable semi-annually. Effective June 1, 2002, the Company and MacTarnahan entered into a First Amendment To Loan Arrangement ("First Amendment"). Under the terms of the First Amendment, the Company's obligation to make monthly payments was deferred until December 2002 and the Company's obligation to make semi-annual payments is deferred until April 2003. Effective October 1, 2002, the Company and MacTarnahan entered into a Second Amendment To Loan Arrangement ("Second Amendment"). Under the terms of the Second Amendment, the principal amount due was increased to $1,770,000. Effective January 1, 2003, the Company and MacTarnahan entered into a Third Amendment To Loan Arrangement ("Third Amendment"). Under the terms of the Third Amendment and the Amended and Restated Promissory Note executed in connection with the Third Amendment, the Company's obligation to make monthly payments is deferred until January 2004 and the Company's obligation to make semi-annual payments is deferred until April 2004. The term of the loan was extended to November 1, 2005, and the principal amount due was decreased to $1,700,000 to reflect payments made by the Company. Effective June 30, 2003, the Company and MacTarnahan entered into a Fourth Amendment to Loan

Arrangement ("Fourth Amendment"). Under the terms of the Fourth Amendment the principal amount due was increased to $2,000,000. The other terms of the MacTarnahan Term Loan, as modified by the previous amendments, remained intact. As such, no current amounts related to this debt have been classified as a current liability at December 31, 2002. The principal may be prepaid at any time. The MacTarnahan Term Loan contains certain covenants including restrictions on additional encumbrances.

As a result of the recapitalization/reorganization plan, (i) the Company down-sized and reduced costs; (ii) the Company's revolving facility was increased and renewed to August 2003; (iii) the Company's term debt was reduced to $2,000,000 and refinanced to mature in 2005; (iv) the Company's brewery lease payments for the brewery as well as the rent payments for the personal property were eliminated, and the Company assumed mortgage debt of approximately $1,257,000; and (v) a long-term parking easement was secured as well as the rental obligation eliminated.

In 1998, the Company offered several of its trade creditors the option of receiving a discounted amount of cash immediately or the entire amount owed to them to be paid over a five-year period. As a result, the Company issued notes in the aggregate principal amount of $148,065 to trade creditors, of which $10,615 was outstanding at December 31, 2002. The notes bear interest at 6% per annum and mature on September 1, 2003. Payments under the notes are due in equal monthly payments of principal and interest.

The Company's working capital requirements over the next year are expected to be met partially from cash flow through operations, funds available under the Revolving Line and, if appropriate and available, additional equity offerings and/or borrowings from other lenders, as well as loans guaranteed by the MacTarnahans.

                AUDIT COMMITTEE REPORT OF THE BOARD OF DIRECTORS

The Company has an Audit Committee consisting of Messrs. Peter Adams, Linford, Prenger and Nelson. Under Nasdaq's listing standards, Messrs. Linford, Prenger and Nelson are "independent" but Mr. Adams is not "independent" because he is the brother of Charles A. Adams, who was an executive officer of the Company until May, 2002.

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Company has revised its written Charter of the Audit Committee, which is attached as Appendix A.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence. The Company incurred the following fees for services performed by Moss Adams LLP in fiscal 2002.

AUDIT FEES

Fees billed for the fiscal year 2002 audit and the review of Forms 10-QSB for that fiscal year were $44,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Moss Adams LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2002.

ALL OTHER FEES

Aggregate fees billed for all other services rendered by Moss Adams LLP for the fiscal year ended December 31, 2002 were $4,289. The Board of Directors has considered whether the provision of the other services is compatible with maintaining the principal accountant's independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-KSB for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                     Peter F. Adams, Audit Committee Member
                    James W. Linford, Audit Committee Member
                   William J. Prenger, Audit Committee Member
                     Scott M. Nelson, Audit Committee Member


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during 2002, all executive officers, Directors and greater than 10% shareholders complied with all applicable filing requirements.

                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Shareholder proposals intended to be presented at the Company's 2004 Annual Meeting of Shareholders must be received by the Company at its principal office no later than April 15, 2004 in order that they may be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting.

The proxies appointed by the Company will have discretionary authority to vote on any proposal which is presented at the 2004 Annual Meeting of Shareholders and not contained in the Company's proxy materials unless the Company receives notice of such proposal at its principal office no later than June 30, 2004.

                                  OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the proxy holders determine to be in the best interest of the Company.

                              COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, facsimile, telegraph or messenger, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                             ADDITIONAL INFORMATION

A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 accompanies this Proxy Statement. The Company will provide, without charge on the written request of any beneficial owner of shares of the Company's Common Stock entitled to vote at the Annual Meeting, an additional copy of the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for the year ended December 31, 2002. Written requests should be mailed to the Secretary, Portland Brewing Company, 2730 NW 31st Avenue, Portland, Oregon, 97210.


                                            By Order of the Board of Directors


                                            /s/ FREDERICK L. BOWMAN
                                            Frederick L. Bowman
                                            President, Secretary, and Treasurer


August 15, 2003

                            PORTLAND BREWING COMPANY
    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 13, 2003

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 15, 2003 and hereby names, constitutes and appoints Frederick L. Bowman and Jerome Chicvara, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Portland Brewing Company (the "Company") to be held at 10:30 a.m. on Saturday, September 13, 2003, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on August 4, 2003, with all the powers that the undersigned would possess if he or she were personally present.

1. PROPOSAL 1--Election of Directors (Proposed by Board of Directors).

|_|  FOR all nominees listed below         |_|  WITHHOLD AUTHORITY
(except as marked to the contrary below)   to vote for all nominees listed below

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

    PETER F. ADAMS            JAMES W. LINFORD           WILLIAM J. PRENGER

 R. SCOTT MACTARNAHAN       FREDERICK L. BOWMAN         ROBERT M. MACTARNAHAN

   KEITH D. MARTIN             THOMAS C. MOIR             SCOTT M. NELSON



     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.


2. PROPOSAL 2--To ratify the appointment of Moss Adams LLP as the Company's independent accountants for the fiscal year ending December 31, 2003 (Proposed by Board of Directors).

     FOR PROPOSAL 2  |_|   AGAINST PROPOSAL 2  |_|   ABSTAIN ON PROPOSAL 2  |_|

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.


3. Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.


                Dated
                     ----------------------------------------------

                ---------------------------------------------------
                Shareholder (print name)

                ---------------------------------------------------
                Shareholder (sign name)

                I do (  ) do not (  ) plan to attend the meeting. (Please check)

                The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 2730 NW 31st Avenue, Portland, Oregon, 97210, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects to vote in person.

                                   Appendix A
                                   ----------

                PORTLAND BREWING COMPANY AUDIT COMMITTEE CHARTER
                             ADOPTED APRIL 24, 2003

GENERAL FUNCTIONS, AUTHORITY AND ROLE
-------------------------------------

The Audit Committee is the committee established by and amongst the Board of Directors of Portland Brewing Company (the "Company") for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. (Exchange Act 3(b)(58)).

         The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-QSB and other procedures.

         The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

         In fulfilling their responsibilities under this charter, it is recognized that members of the Audit Committee are not employees of the Company and are not accountants or auditors by profession. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information,
(ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, absent actual knowledge to the contrary and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

MEMBERSHIP
----------
The membership of the Audit Committee shall consist of at least three members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit committee members and the committee chair shall be designated by the full Board of Directors.
At least two members of the Audit Committee shall meet the standards of independence used by one of the following organizations: NYSE, AMEX or Nasdaq or as otherwise defined by the Securities and Exchange Commission.

RESPONSIBILITIES
----------------
The responsibilities of the Audit Committee shall be as follows:

1. Meet four times annually, or more frequently if circumstances dictate, and discuss with management the scope of the annual audit, the audited financial statements, and any issues raised by management, the internal auditor or the outside auditors relating to the financial statements, significant changes to the Company's auditing and accounting principles, policies, controls and procedures.

2. Provide advice to the Board of Directors in selecting, evaluating or replacing the outside auditors of the Company, which outside auditors shall be ultimately accountable to the Board of Directors (as assisted by the Audit Committee).

3. Review with the outside auditors the fees charged by the outside auditors for audit and non-audit services. Consider whether non-audit service fees impact outside auditors' independence.

4. Preapprove and/or establish pre-approval policies and procedures relating to all auditing and non-audit services, in accordance with securities laws, subject to the de minimis exception for non-audit services.

5. Review any report required by Sarbanes-Oxley Act from outside auditors to the Audit Committee, covering the following items: (a) all critical accounting policies and practices to be used; (b) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Company, including: ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outsider auditors; and (c) other material written communications between the outside auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

6. Review and discuss the written statement as to independence from the outside auditors as required under Independence Standards Board Standard No. 1 concerning any relationships or services that may impact the objectivity and independence of the outside auditors and recommend that the Board take appropriate action in response to the statement.

7. Discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (codified in AU ss.380), as may be modified or supplemented. SAS 61 requires the outside auditors to communicate certain matters related to the conduct of an audit to the Audit Committee. In addition, in connection with each SEC engagement, the outside auditors should discuss with the Audit Committee the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting. The discussion should include items that have a significant impact on the financial statements (for example, estimates, judgments and uncertainties, among other items).

8.   Review and discuss the audited financial statements with management.

9. Based on discussions with management and the outside auditors, recommend or not recommend to the Board of Directors that the audited financial statements be included in the Company's 10-KSB for the last fiscal year.

10. Review the Audit Committee Charter at least annually and recommend any changes to the full Board of Directors.

11. Report its activities to the full Board of Directors on a regular basis and make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

12. Prepare any report or other disclosures, including any recommendations of the Audit Committee, as required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     The report and disclosures to include:

     >> Whether the provision of certain non-audit services is compatible with maintaining the principal accountant's independence (Schedule 14A, Item
         9).
     >> Whether the Audit Committee reviewed and discussed the audited financial statements with management (S-B 306(a)(1)).
     >>  Whether the Audit  Committee  discussed  with the outside  auditors the matters required to be discussed by SAS 61, as may be modified or supplemented (S-B 306(a)(2)).
     >> Whether the Audit Committee received the written disclosures and the letter from the outside accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the independent accountant the independent accountant's independence (S-B 306(a)(3)).
     >> Whether the audit committee recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with SEC (S-B 306(a)(4)).
     >>  The name of each member of the Audit Committee (S-B 306(b)).
     >> Disclose any pre-approval policies and procedures to auditor services (Form 10-KSB, Part III Item 15).